UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

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MIPS TECHNOLOGIES, INC.

(Name of Registrant as Specified in its Charter)

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MIPS TECHNOLOGIES, INC.

1225 CHARLESTON ROAD

MOUNTAIN VIEW, CALIFORNIA 94043

September 22, 2005

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of MIPS Technologies, Inc., a Delaware corporation, to be held on Thursday, November 17, 2005 at our corporate offices at 1225 Charleston Road, Mountain View, California commencing at 2:00 p.m., Pacific Time.

At the Annual Meeting:

1.	Holders of common stock will be asked to consider and vote upon the election of three Class I directors; and

2.	Holders of common stock will be asked to consider and vote upon the ratification of the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending June 30, 2006.

Our board of directors has unanimously nominated the Class I director nominees and approved Proposal No. 2 above and recommends a vote FOR the Class I director nominees and a vote FOR the approval and adoption of Proposal No. 2.

For further information regarding the matters to be voted on at the Annual Meeting, I urge you to carefully read the accompanying Proxy Statement. If you have more questions about these proposals or would like additional copies of the Proxy Statement, please contact Kevin C. Eichler, Chief Financial Officer of MIPS Technologies, Inc., 1225 Charleston Road, Mountain View, California 94043; telephone: (650) 567-5000. Even if you plan to attend the Annual Meeting in person, please complete, sign, date, and promptly return the enclosed proxy card in the enclosed postage-prepaid envelope or by electronic means. This will not limit your right to attend or vote at the Annual Meeting.

Sincerely,

John E. Bourgoin Chief Executive Officer and President

The accompanying Proxy Statement is dated September 22, 2005 and is first being mailed to stockholders on or about October 3, 2005. Additional copies of the Proxy Statement and our Annual Report on Form 10-K can be obtained free of charge, by contacting Investor Relations at (650) 567-7007.

MIPS TECHNOLOGIES, INC.

1225 CHARLESTON ROAD

MOUNTAIN VIEW, CALIFORNIA 94043

NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS

NOVEMBER 17, 2005

To the Stockholders of

MIPS TECHNOLOGIES, INC.:

NOTICE IS HEREBY GIVEN that the 2005 Annual Meeting of Stockholders of MIPS Technologies, Inc., a Delaware corporation, will be held at our corporate offices at 1225 Charleston Road, Mountain View, California on November 17, 2005. The Annual Meeting will begin at 2:00 p.m. Pacific Time, for the following purposes:

1.	To elect three Class I directors to serve a three-year term;

2.	To ratify the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending June 30, 2006;

3.	To transact such other business as may properly come before the Annual Meeting and any adjournment(s) thereof.

Only stockholders of record at the close of business on September 21, 2005 are entitled to notice of and to vote at the Annual Meeting.

All stockholders are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the Annual Meeting, you are urged to complete, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose or by electronic means. Any stockholder attending the Annual Meeting may vote in person, even though he or she has previously returned a proxy.

By Order of the Board of Directors of MIPS Technologies, Inc.

Sandy Creighton Vice President, General Counsel and Secretary

Mountain View, California

September 22, 2005

YOUR VOTE IS IMPORTANT

In order to ensure your representation at the Annual Meeting, you are requested to complete, sign and date the enclosed proxy as promptly as possible and return it in the enclosed envelope or by electronic means.

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

General

This Proxy Statement is being furnished by our board of directors to holders of our common stock, par value $0.001 per share, in connection with the solicitation of proxies by our board of directors for use at the annual meeting of MIPS Technologies, Inc. (“MIPS”) stockholders to be held on Thursday, November 17, 2005 at our corporate offices at 1225 Charleston Road, Mountain View, California commencing at 2:00 p.m., Pacific Time, and at any adjournment or postponement thereof. The purposes of the annual meeting are set forth in this Proxy Statement and in the accompanying Notice of the Annual Meeting of Stockholders.

Our complete mailing address is MIPS Technologies, Inc., 1225 Charleston Road, Mountain View, California 94043, and our telephone number is (650) 567-5000.

This Proxy Statement and the accompanying form of proxy are first being mailed to our stockholders on or about October 3, 2005.

Stockholders Entitled to Vote; Quorum and Vote Required

The MIPS board of directors has fixed the close of business on September 21, 2005 as the record date for the determination of the stockholders entitled to notice of and to vote at the Annual Meeting. Accordingly, only holders of record on this date will be entitled to notice of, and to vote at, the Annual Meeting. As of the record date, there were outstanding and entitled to vote 42,633,119 shares, constituting all of the voting stock of MIPS. As of the record date, there were 4,189 holders of record of common stock. Each holder of record of our common stock on the record date is entitled to one vote per share, which may be cast either in person or by proxy, at the Annual Meeting.

With respect to Proposals No. 1 and 2, the presence, in person or by proxy, of the holders of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum. Shares of our common stock present, in person or by proxy, will be counted for the purpose of determining whether a quorum is present at the Annual Meeting. Shares that abstain from voting, and shares held by a broker nominee in “street name” which indicates on a proxy that it does not have discretionary authority to vote as to a particular matter, will be treated as shares that are present and entitled to vote at the Annual Meeting for purposes of determining whether a quorum exists, but will not be considered as votes cast. Accordingly, these shares will have no effect on the outcome of the vote with respect to the matters to be brought before the Annual Meeting.

Each of Proposals No. 1 and No. 2 will be decided by a plurality and a majority, respectively, of the vote of shares of common stock present, in person or by proxy, at the meeting and actually cast.

Proxies

This Proxy Statement is being furnished to you in connection with the solicitation of proxies by, and on behalf of, our board of directors for use at the Annual Meeting, and is accompanied by a form of proxy.

All shares of our common stock represented at the Annual Meeting by properly executed proxies that have not been revoked will be voted at the Annual Meeting in accordance with the instructions indicated on such proxies. If no instructions are indicated (other than in the case of broker non-votes), such proxies will be voted as recommended by our board of directors.

We have not received notice, as required by our by-laws, of any other matter to be brought before the Annual Meeting. If any other matters are properly presented at the Annual Meeting for consideration, including, among other things, consideration of a motion to adjourn such Annual Meeting to another time and/or place (including, without limitation, for the purposes of soliciting additional proxies), the persons named in the enclosed form of proxy and acting thereunder will have discretion to vote on such matters in accordance with their judgment.

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of MIPS, at or before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the proxy, (ii) duly executing a later dated proxy relating to the same shares and delivering it to the Secretary of MIPS before the taking of the vote at the Annual Meeting or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of the proxy). Any written notice of revocation or subsequent proxy should be sent to MIPS Technologies, Inc., 1225 Charleston Road, Mountain View, California 94043, Attention: Secretary, or hand delivered to the Secretary of MIPS at or before the taking of the vote at the Annual Meeting.

Please note, however, that if a stockholder’s shares are held of record by a broker, bank or other nominee and that stockholder wishes to vote at the meeting, the stockholder must bring to the meeting a letter from the broker, bank or other nominee confirming the stockholder’s beneficial ownership of the shares and that the broker, bank or other nominee is not voting the shares at the meeting.

MIPS will pay the cost of soliciting proxies. In addition to solicitation by use of the mails, proxies may be solicited from MIPS stockholders by directors, officers and employees of MIPS in person or by telephone, telegram or other means of communication. Such directors, officers and employees will not be additionally compensated, but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. Arrangements will be made with brokerage houses, custodians, nominees and fiduciaries for forwarding of proxy materials to beneficial owners of shares held of record by such brokerage houses, custodians, nominees and fiduciaries and for reimbursement of their reasonable expenses incurred in connection therewith. Stockholders sharing an address may receive only one set of proxy materials to that address unless they have provided contrary instructions.

PROPOSAL NO. 1—ELECTION OF DIRECTORS

Directors and Nominees for Director

Our board members serve staggered three-year terms. The board of directors has the ability to change the size and composition of our board of directors.

Our board of directors currently consists of seven directors, divided into three classes as set forth in the following table:

Class	Expiration of Term	Board Members
Class I	2005 Annual Meeting	Anthony B. Holbrook John E. Bourgoin Robert R. Herb

Class II	2006 Annual Meeting	Fred M. Gibbons Benjamin A. Horowitz

Class III	2007 Annual Meeting	Kenneth L. Coleman William M. Kelly

The persons named as proxies in the enclosed form of proxy intend to vote proxies for holders of the common stock for the re-election of the three nominees named below, unless otherwise directed. If, contrary to our expectations, a nominee should become unavailable for any reason or decline to serve as a director, votes may be cast pursuant to the accompanying form of proxy for a substitute nominee designated by the board of directors.

Holders of our common stock will elect three directors at the Annual Meeting to serve as the Class I directors for a three-year term ending in 2008, or until their respective successors are elected and qualified or until their earlier resignation or removal. Mr. Holbrook, Mr. Bourgoin and Mr. Herb are the nominees for the Class I director positions.

The following table presents information regarding the nominees for election to our board of directors as of September 21, 2005.

Name	Principal Occupation and Business Experience
Anthony B. Holbrook Age: 66 Board Member since July 1998 and Chairman of the Board since August 2003.	Retired Chief Technical Officer of Advanced Micro Devices, Inc. or AMD. From 1973 until his retirement in 1994, Mr. Holbrook served in a number of executive positions with AMD including Chief Operating Officer from 1982 to 1989, President from 1986 to 1990, and Vice Chairman and Chief Technical Officer from 1989 to 1994. He continued to serve as Vice Chairman of AMD’s board of directors after his retirement until April 1996. Prior to his employment with AMD, Mr. Holbrook held engineering and general management positions with Fairchild Semiconductor, Inc. and Computer Microtechnology, Inc.

John E. Bourgoin Age: 59 Board Member since May 1997	Chief Executive Officer and President of MIPS Technologies, Inc. Mr. Bourgoin has served as our Chief Executive Officer since February 1998 and our President since September 1996. Mr. Bourgoin also served as a Senior Vice President of Silicon Graphics, Inc., or SGI, from September 1996 through May 1998. Prior to joining SGI and since 1976, Mr. Bourgoin was employed at AMD and held various positions including Group Vice President, Computation Products Group of AMD.

Robert R. Herb Age: 43 Board Member since January 2005	Partner and Managing Director, BA Venture Partners. Mr. Herb was formerly an Executive Vice President and Chief Marketing Officer of Advanced Micro Devices, Inc. or AMD. From 1983 to 2004, Mr. Herb served in a number of executive positions with AMD including Vice President of Strategic Marketing for AMD’s Computation Products Group from 1996 to 1998, and Senior Vice President and Chief Marketing Officer from 1998 to 2000. He was promoted to Executive Vice President, Chief Marketing Officer and made a member of the office of the CEO in 2000. Mr. Herb is a member of the Board of Directors of Ageia Technologies Inc., a fabless semiconductor company.

The following table presents information regarding our continuing directors as of September 21, 2005.

Name	Principal Occupation and Business Experience
Fred M. Gibbons Age: 55 Board Member since July 1998	Partner, Concept Stage Venture Management. Since 1999, Mr. Gibbons has been a partner with Concept Stage Venture Management, an investment firm based in California. From 1995 through March 1998, Mr. Gibbons was a lecturer at the Stanford University Graduate School of Engineering. In 1981, Mr. Gibbons founded Software Publishing Corporation based in San Jose, California, a company engaged in the development of software systems for personal computer applications, and was its Chief Executive Officer through 1994.

Benjamin A. Horowitz Age: 39 Board Member since November 2001	Chief Executive Officer and President, Opsware Inc., a provider of information technology automation software. Since co-founding Opsware in 1999, Mr. Horowitz has served as President and Chief Executive Officer of Opsware Inc. Previously, from April 1999 to September 1999, Mr. Horowitz was vice president and general manager of the E-commerce Platform division of America Online, Inc., an internet service provider. From July 1995 to April 1999, Mr. Horowitz was a vice president at Netscape Communications, Inc., a provider of browser software. Mr. Horowitz is a member of the Board of Directors of Opsware Inc. and Omnicell, Inc.

Name	Principal Occupation and Business Experience

Kenneth L. Coleman Age: 62 Board Member since January 1998	Founder, Chairman and Chief Executive Officer of ITM Software Corporation, an enterprise software company. Since founding ITM Software in October 2001, Mr. Coleman has served as Chairman and Chief Executive Officer of ITM Software. Previously from 1987 until his retirement in August 2001, Mr. Coleman served in various senior executive positions at SGI such as Executive Vice President of Global Sales, Service and Marketing, Senior Vice President, Customer and Professional Services and Senior Vice President, Administration. Prior to joining SGI, Mr. Coleman was Vice President of Product Development at Activision, Inc. Mr. Coleman is a member of the Board of Directors of ITM Software, Acclaim Entertainment, an interactive entertainment software company, United Online, an internet service provider, City National Bank and Accelyrs.

William M. Kelly Age: 52 Board Member since January 1998	Partner, with the law firm of Davis Polk & Wardwell. Mr. Kelly has been a partner with Davis Polk & Wardwell since January 2000. Prior to that time, Mr. Kelly served in several capacities with SGI. Mr. Kelly joined SGI in 1994 as Vice President, Business Development, General Counsel and Secretary and, from 1997 to 1999, served as Senior Vice President, Corporate Operations of SGI. During 1996, Mr. Kelly also served as Senior Vice President, Silicon Interactive Group of SGI and as acting Chief Financial Officer of SGI from May 1997 to February 1998.

Board Of Directors’ Meetings and Committees

Our board of directors held five regular meetings during fiscal 2005. Our board of directors has determined that each of our directors other than Mr. Bourgoin qualifies as an “independent director” in accordance with Nasdaq listing requirements.

No director or nominee attended fewer than 75% of the aggregate number of meetings of the board of directors and meetings of the committees of the board on which he served during fiscal 2005. Our independent directors meet regularly outside the presence of Mr. Bourgoin, our Chief Executive Officer. Our board of directors has a policy of encouraging but not requiring members to attend the annual meeting of stockholders. Five of our directors attended our annual meeting of stockholders held in 2004.

Our board of directors has an Audit and Corporate Governance Committee and a Compensation and Nominating Committee. Each member of these committees is an independent director in accordance with Nasdaq standards, and each member of the Audit and Corporate Governance Committee meets the special independence standards established by the Securities and Exchange Commission for audit committees. Each committee has a written charter approved by the board, which is available on MIPS’ website at http://www.mips.com by clicking on “Corporate,” then “Investor Relations,” and finally on “Corporate Governance.”

During fiscal 2005, the members of the Audit and Corporate Governance Committee were Mr. Kelly (Chairman), Mr. Gibbons and Mr. Holbrook. The Audit and Corporate Governance Committee met five times during fiscal 2005. The responsibilities of the Audit and Corporate Governance Committee include selecting, evaluating and approving the compensation of our independent auditors, reviewing and discussing with management and our independent auditors our quarterly and annual financial statements, reviewing with management and the independent auditors our internal control policies and their effectiveness and, as may be requested from time to time by our board of directors, performing investigations and reviewing related party transactions. Our board of directors has determined that Mr. Kelly satisfies the definition of an “audit committee financial expert” under SEC rules. This designation does not impose any duties, obligations or liabilities on Mr. Kelly that are greater than those generally imposed on him as a member of the Audit and Corporate Governance

Committee and the board of directors, and his designation as an audit committee financial expert pursuant to this SEC requirement does not affect the duties, obligations or liability of any other member of the Audit and Corporate Governance Committee or the board of directors.

During fiscal 2005, the members of the Compensation and Nominating Committee were Mr. Coleman (Chairman), Mr. Gibbons, Mr. Herb and Mr. Horowitz. The Compensation and Nominating Committee met seven times and took action by unanimous written consent fourteen times during fiscal 2005. The responsibilities of the Compensation and Nominating Committee include administering our equity compensation plans, reviewing and approving grants under our equity compensation plans and approving other performance-based compensation, which is intended to be excluded from the deductibility limitations imposed by Section 162(m) of the Internal Revenue Code of 1986, as amended, developing performance criteria for and periodically evaluating the performance of our Chief Executive Officer, reviewing and recommending the salary, bonus and stock incentive compensation of our Chief Executive Officer, reviewing the salaries, bonuses and stock incentive compensation of our other officers as proposed by our Chief Executive Officer and reviewing candidates and recommending nominees for election as directors.

Our board of directors may, from time to time, establish certain other committees to facilitate the management of MIPS.

Corporate Governance

Any stockholder wishing to communicate with our board may write to the Board of Directors, MIPS Technologies, Inc., 1225 Charleston Road, Mountain View, California, 94043. The Secretary will review all such stockholder communications and has the authority to disregard any communications that are inappropriate or irrelevant to the Company and its operations, or to take other appropriate actions with respect to such communications. Except for inappropriate or irrelevant communications, the Secretary will submit all other communications to the chairman of the board.

We maintain a Code of Business Conduct, which incorporates our written code of ethics that is applicable to our chief executive officer, chief financial officer and controller. The Code of Business Conduct incorporates our guidelines designed to deter wrongdoing and to promote honest and ethical conduct and compliance with applicable laws and regulations. It also incorporates our expectations of our employees that enable us to provide accurate and timely disclosure in our filings with the Securities and Exchange Commission and other public communications. The Code of Business Conduct incorporating the code of ethics is available on our website at http://www.mips.com by clicking on “Corporate,” then “Investor Relations,” and finally on “Corporate Governance.” Changes to or waivers of the code of ethics will be disclosed on the same website.

The Compensation and Nominating Committee will consider nominees for election as our directors that are recommended by stockholders. Any stockholder recommendations should be accompanied by personal information of the candidate, including a list of the candidate’s references, the candidate’s resume or curriculum vitae and the other information required in the stockholder notice required by Article II, Section 5 of our Company Bylaws. A stockholder recommending a candidate may be asked to submit additional information as determined by our Corporate Secretary and as necessary to satisfy Securities and Exchange Commission or Nasdaq rules. The stockholder should deliver the recommendations to Sandy Creighton, Corporate Secretary, MIPS Technologies, Inc. The goal of the Compensation and Nominating Committee is to ensure that our board possesses a variety of perspectives and skills derived from high-quality business and professional experience. The committee seeks to achieve a balance of knowledge, experience and capability on our board. To this end, the committee seeks nominees with high professional and personal ethics and values, an understanding of our business lines and industry, diversity of business experience and expertise, broad-based business acumen, and the ability to think strategically. In addition, the committee considers the level of the candidate’s commitment to active participation as a director, both at board and committee meetings and otherwise. Although the committee uses these and other criteria to evaluate potential nominees, we have no stated minimum criteria for nominees. When appropriate, the committee may retain executive recruitment firms to assist in identifying suitable candidates. After its evaluation of potential nominees, the committee submits its chosen nominees to the board for board approval. The Committee will evaluate all candidates in the same manner regardless of the source of recommendation.

Director Compensation

Directors who do not receive compensation as officers or employees of MIPS or any of our affiliates receive an annual board membership fee, which is paid in four quarterly installments. The annual board membership fee is $20,000. The chairmen of the Audit and Corporate Governance and the Compensation and Nominating Committees receive an additional annual fee of $7,500, which is paid annually. In addition, non-employee directors receive $1,500 per meeting for attendance at board meetings and $1,000 for attendance at committee meetings and are reimbursed for reasonable expenses incurred in attending. The annual board membership fee for the chairman of the board is $100,000.

Our Directors’ Stock Option Plan authorizes 600,000 shares of common stock for issuance plus an annual increase each July 1 equal to the least of (1) 100,000 shares, (2) the number of shares subject to options granted in the prior one-year period, or (3) a lesser amount determined by our board of directors. Upon a non-employee director’s election or appointment to our board of directors, he or she will automatically receive an initial nonstatutory stock option to purchase 40,000 shares of common stock. Each non-employee director who has been a director for at least six months will automatically receive an annual renewal nonstatutory stock option to purchase 10,000 shares of common stock each year on the date of the annual stockholder meeting. All stock options are granted with an exercise price equal to the fair market value of common stock on the date of grant. Initial grants vest monthly over a 36-month period and annual grants vest immediately.

All options granted under our Directors’ Stock Option Plan have a term of ten years. In the event of our merger with or into another corporation or a sale of substantially all of our assets, and if the successor corporation does not assume or substitute options granted under the Directors’ Stock Option Plan, all of the outstanding options granted pursuant to the Directors’ Stock Option Plan become fully vested and exercisable.

Under the terms of our Directors’ Stock Option Plan, on the date of our 2004 Annual Meeting of Stockholders, Messrs. Coleman, Gibbons, Holbrook, Horowitz and Kelly were each granted options to purchase 10,000 shares. Additionally, under the terms of our Long-Term Incentive Plan, on the date of our 2004 Annual Meeting of Stockholders, Messrs. Coleman, Gibbons, Holbrook, Horowitz and Kelly were each granted options to purchase 2,500 shares. These options vested immediately and have a term of ten years.

Compensation and Nominating Committee Interlocks and Insider Participation

The members of the Compensation and Nominating Committee during fiscal 2005 were Kenneth L. Coleman, Fred M. Gibbons, Robert R. Herb and Benjamin A. Horowitz. Mr. Coleman, Mr. Gibbons, Mr. Herb and Mr. Horowitz are all “non-employee directors” under Rule 16b-3 of, and have no interlocking relationships as defined by the Securities Exchange Act of 1934, as amended.

PROPOSAL NO. 2—RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

Our Audit and Corporate Governance Committee has appointed Ernst & Young LLP as our independent auditors, to audit our consolidated financial statements for the fiscal year ending June 30, 2006. This appointment is being presented to the stockholders for ratification at the Annual Meeting. Ernst & Young LLP has served as our independent auditors since 1998. Representatives of Ernst & Young LLP are expected to be present at the meeting and will be given the opportunity to make a statement should they desire to do so, and are expected to be available to respond to appropriate questions from the stockholders.

Audit and Non-Audit Fees

The following table presents fees for professional services rendered by Ernst & Young LLP in connection with the audit of the annual financial statements for fiscal 2005 and fiscal 2004, and the fees billed for other services rendered by Ernst & Young LLP.

	2005	2004
Audit fees (1)	$1,024,000	$510,000
Audit-Related Fees	—	—
Tax fees (2)	$100,000	$37,000
All other fees	—	—

Total fees	$1,124,000	$547,000

(1)	Audit fees includes fees associated with the annual audit of our consolidated financial statements, the audit of internal controls over financial reporting, the reviews of our quarterly reports on Form 10-Q, statutory audits required for non-US subsidiaries and services normally provided by the independent auditors in connection with regulatory filings. It also includes fees associated with accounting consultations on matters that arose during, or as a result of, the audit or reviews of financial statements and statutory audits.

(2)	Tax fees include tax planning and tax advice primarily related to our international operations.

The Audit and Corporate Governance Committee has pre-approved all audit and non-audit services provided to us by our independent auditors during fiscal 2005. It is the policy of the Audit and Corporate Governance Committee to pre-approve each engagement with its independent auditors with respect to audit and non-audit services. The committee has delegated to the Chairman of the committee the authority to grant pre-approvals provided that the pre-approval decision and related services are presented to the committee at its next regularly scheduled meeting.

The Audit and Corporate Governance Committee of the Board of Directors has determined that the non-audit services provided by Ernst & Young LLP are compatible with maintaining the independence of Ernst & Young LLP.

Our board of directors unanimously recommends that you vote FOR ratification of the appointment of Ernst & Young LLP.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of August 31, 2005, certain information regarding the beneficial ownership of our common stock by

•	each stockholder known by us to own beneficially more than 5% of our common stock,

•	each of our directors,

•	each executive officer listed in the Summary Compensation Table below and

•	all directors and executive officers as a group.

In the table below, percentage ownership is based upon 42,630,459 shares of common stock outstanding as of August 31, 2005. Common stock subject to options that are currently exercisable or exercisable within 60 days of August 31, 2005 are deemed to be outstanding and to be beneficially owned by the person holding such options for the purpose of computing the percentage ownership of such person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the persons named have sole voting and investment power over the shares as being beneficially owned by them subject to community property laws. Where information is based on Schedules 13G filed by the named stockholder, the number of shares owned is as of the date for which information was provided in such schedules.

Shares Beneficially Owned

	Common Stock
Name of Beneficial Owner	Number		Percentage
5% Stockholders:
FMR Corp. (1) 82 Devonshire Street Boston, MA 02109	5,404,900		12.68%
Capital Group International, Inc. (2) 11100 Santa Monica Boulevard Los Angeles, CA 90025	2,925,900		6.86%
Pacific Edge Investment Management, LLC (3) 100 Hamilton Avenue, Suite 100 Palo, Alto, CA 94301	2,280,427		5.35%

Directors and Executive Officers:
John E. Bourgoin	1,605,299	(4)	3.77%
Kenneth L. Coleman	148,999	(4)	*
Fred M. Gibbons	123,000	(4)	*
Robert R. Herb	15,000	(4)	*
Anthony B. Holbrook	232,500	(4)	*
Benjamin A. Horowitz	72,500	(4)	*
William M. Kelly	151,246	(4)	*
Jack Browne	177,066	(4)	*
Sandy Creighton	699,658	(4)	1.64%
Kevin C. Eichler	475,361	(4)	1.12%
G. Michael Uhler	322,660	(4)	*
Directors and executive officers as a group (14 persons)	4,455,194	(4)	10.44%

*	Less than 1%.

(1)

As reported by FMR Corp. on Schedules 13G/A filed with the Securities and Exchange Commission on February 14, 2005. According to such Schedules 13G, Fidelity Management & Research Company (“Fidelity”), a wholly-owned subsidiary of FMR Corp., is the beneficial owner of 5,404,900 shares of Common Stock outstanding, as a result of acting as investment adviser to various investment companies. The ownership of one investment company, Fidelity Growth Company Fund, amounted to 3,862,927 shares of Common Stock outstanding. Edward C. Johnson 3d, FMR Corp. (through its control of Fidelity), and the funds each has sole power to dispose of the 5,404,900 shares of common stock owned by the Funds. Neither FMR Corp. nor Edward C. Johnson 3d, Chairman of FMR Corp., has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds’ Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds’ Boards of Trustees. According to such Schedules 13G, members of the Edward C. Johnson 3d family are the predominant owners of Class B shares of common stock of FMR Corp., representing approximately 49% of the voting power of FMR Corp. Mr. Johnson 3d owns 12.0% and Abigail Johnson owns 24.5% of the aggregate outstanding voting stock of FMR Corp. Mr. Johnson 3d is Chairman of FMR Corp. and Abigail P. Johnson is a Director of FMR Corp. The Johnson family group and all other of these Class B shareholders have entered into a shareholders’ voting agreement under which all Class B shares will be voted in accordance with the majority vote of Class B shares. Accordingly, through their ownership of voting common stock and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed to form a controlling group with respect to FMR Corp.

(2)	As reported by Capital Group International, Inc. on a Schedule 13G/A as filed with the Securities and Exchange Commission on February 14, 2005. According to such Schedule 13G/A, each of Capital Group International, Inc. and Capital Guardian Trust Company has sole power to vote 1,923,600 shares of common stock and sole power to dispose of 2,925,900 shares of common stock.

(3)	As reported by Pacific Edge Investment Management, LLC on a Schedule 13G as filed with the Securities and Exchange Commission on January 23, 2004. According to such Schedule 13G, each of Pacific Edge Investment Management, LLC and Karen Payne have shared power to vote and dispose of the shares. Pacific Edge Investment Management LLC is an investment adviser whose clients have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of the stock. Karen Payne is the Manager of Pacific Edge Investment Management LLC.

(4)	The table includes the following shares subject to acquisition upon exercise of options on August 31, 2005 or within 60 days thereof: Mr. Bourgoin 1,510,360; Mr. Coleman 142,500; Mr. Gibbons 112,500; Mr. Herb 10,000; Mr. Holbrook 212,500; Mr. Horowitz 72,500; Mr. Kelly 142,500; Mr. Browne 157,803; Ms. Creighton 642,300; Mr. Eichler 428,573; Mr. Uhler 301,296 and directors and executive officers as a group 4,107,954.

Under our Rights Plan, our stockholders have the right to purchase shares of our preferred stock upon the occurrence of specified events. The documents evidencing this Rights Plan have been filed with the Securities and Exchange Commission as exhibits to registration statements on Form 8-A.

The following pages contain reports of MIPS’ Compensation and Nominating Committee and the Audit and Corporate Governance Committee and a Performance Graph. Stockholders should be aware that under the rules of the SEC, this information is not considered to be “soliciting material”, nor to be “filed”, under the Securities Exchange Act of 1934. This information shall not be deemed to be incorporated by reference in any past or future filing by MIPS under the Securities Exchange Act of 1934 or the Securities Act of 1933 unless and only to the extent that MIPS specifically incorporates this information by reference.

REPORT OF THE COMPENSATION AND NOMINATING COMMITTEE OF THE BOARD ON EXECUTIVE COMPENSATION

Composition of the Committee

During fiscal 2005, the Compensation and Nominating Committee of the board of directors of MIPS consisted of Mr. Kenneth L. Coleman (Chairman), Mr. Fred M. Gibbons, Mr. Robert R. Herb and Mr. Benjamin A. Horowitz. Mr. Herb was appointed to the committee commencing with the committee’s April 2005 meeting. Each of Mr. Coleman, Mr. Gibbons, Mr. Herb and Mr. Horowitz is an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code and meets the definition of “non-employee director” under Rule 16b-3 of the Exchange Act.

Charter

The Compensation and Nominating Committee is a standing committee of our board of directors whose primary objectives are to oversee, review and approve compensation for our executive officers, evaluate the performance of our Chief Executive Officer, administer our Long-Term Incentive Plan and our Non-Qualified Stock Option Plan, and nominate prospective members of the board of directors.

Executive Compensation Philosophy

As a high-level strategy guideline, we invest to grow our business in a manner consistent with increasing stockholder value. To that end, the Compensation and Nominating Committee has designed our executive compensation program to align it with achievement of our financial goals and key business objectives.

In preparing the Performance Graph for this proxy statement, MIPS used the RDG Semiconductor Composite Index as its published line of business index. The compensation practices of most of the companies in that index were not reviewed by the Compensation and Nominating Committee in designing the executive compensation program at MIPS, because such companies were determined not to be competitive with MIPS for executive talent.

Components of Executive Compensation at MIPS

Compensation for our executive officers generally consists of base salary, an annual bonus incentive and stock option awards. The Compensation and Nominating Committee assesses the past performance and/or anticipated future contribution of each executive officer in establishing the total amount and mix of each element of compensation.

Base Salary

The Compensation and Nominating Committee established the objective of positioning executive base salary and total cash compensation at a level similar to that offered by comparably sized companies in the high technology industry. The salaries of the executive officers, including the Chief Executive Officer, are evaluated annually by the Compensation and Nominating Committee with reference to relevant surveys of compensation paid to executives with similar responsibilities at comparable companies. The Compensation and Nominating Committee retains outside compensation consultants to periodically review competitive compensation data.

In addition to analyzing competitive data, the Compensation and Nominating Committee evaluates performance to determine appropriate executive salary levels to compensate for performance. The Compensation and Nominating Committee considers the recommendations of the Chief Executive Officer with respect to the salary and other compensation of the other executive officers.

Based on individual and team performance and competitive compensation data for fiscal year 2004, the Compensation and Nominating Committee recommended to the full board of directors to increase by fourteen percent (14%) the base salary of John Bourgoin, our Chief Executive Officer, for fiscal 2005. Mr. Bourgoin was paid a base salary of $385,000 during fiscal year 2005.

The Compensation and Nominating Committee has recommended to the full board of directors that Mr. Bourgoin’s base salary for the new fiscal year beginning July 1, 2005 be $400,000.

Annual Bonus Incentive

The Compensation and Nominating Committee established the goals and measurements for the bonus plan to align executive pay with achievement of critical financial goals. The target bonuses for fiscal 2005 for executive officers were set at 50% of base salary for the Chief Executive Officer and 40% of base salary for the other officers.

The Compensation and Nominating Committee determined to base the bonus on achievement of revenue and profit goals. The Compensation and Nominating Committee determined that there would be no payout for the portion based on revenue and profit unless at least 90% of the revenue and profit goals were met. Under the parameters established by the annual bonus incentive program, the Compensation and Nominating Committee could approve up to twice the target bonus for achievement over plan.

Under the fiscal 2005 annual bonus incentive plan, the Compensation and Nominating Committee recommended to the full board of directors that Mr. Bourgoin, our CEO be paid a bonus of $244,244, equal to 63.4% of his base salary as a result of performance exceeding the financial goals. The other executive officers were each paid a bonus of approximately 51% of their respective base salary earned during the fiscal year.

Long Term Incentives

Stock options are designed to align the interests of executives with the long-term interests of the stockholders. The Compensation and Nominating Committee believes that stock options directly motivate our executive officers to maximize long-term stockholder value. The options also utilize vesting periods in order to encourage these key employees to continue in the employ of MIPS. The Compensation and Nominating Committee determines the number of shares that will be subject to stock option grants based on our business plans, the executive’s level of responsibility, individual performance, historical award data and competitive practice of comparable positions in similar high technology companies. All options to date have been granted at not less than the fair market value of the underlying shares on the date of grant.

In fiscal 2005, the Compensation and Nominating Committee has recommended and granted, upon approval of the board of directors, stock options to our executive officers, including a grant of 150,000 stock options to Mr. Bourgoin. These stock options vest two percent (2%) each month over a fifty (50) month period from the date of grant. Additionally, Mr. Bourgoin was granted 50,000 shares of restricted stock that vest annually over a four (4) year period.

Policy Regarding Section 162(m) of the Internal Revenue Code

MIPS is subject to Section 162(m) of the Internal Revenue Code, which limits the deductibility of certain compensation payments to its executive officers. This section also provides for certain exemptions to the limitations, specifically compensation that is performance based within the meaning of Section 162(m). The Compensation and Nominating Committee has endeavored to structure our executive compensation plans to achieve deductibility under Section 162(m) while retaining flexibility and objectives. However, deductibility is not the sole factor used in designing and determining appropriate compensation. The Compensation and Nominating Committee may, in the future, enter into compensation arrangements that are not deductible under Section 162(m).

Conclusion

The Compensation and Nominating Committee believes that company and individual performance and achievement enhance long-term stockholder value. The compensation components the Compensation and Nominating Committee have adopted for our executive officers are based on achievement of financial goals, as well as competitive pay practices. The Compensation and Nominating Committee believes that one of its most important functions in serving the interests of the stockholders is to attract, motivate and retain talented executive officers in this competitive environment.

The Compensation and Nominating Committee

Kenneth L. Coleman, Chairman

Fred M. Gibbons

Robert R. Herb

Benjamin A. Horowitz

PERFORMANCE GRAPH

The following graph compares the cumulative total return to stockholders for our common stock, our Class B common stock, the Nasdaq Stock Market Index—U.S., and the RDG Semiconductor Composite Index. The graph assumes that $100 was invested in our Class A common stock and in each index on June 30, 2000. On November 14, 2003, we effected a re-combination of our Class A and Class B common stock into a single class of common stock. The cumulative total return for our common stock reflects the performance of our Class A common stock prior to the re-combination and the performance of our single class of common stock following the re-combination. No dividends have been declared or paid on our Class A, Class B or common stock. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

EXECUTIVE COMPENSATION

The following table summarizes compensation information for the last three fiscal years for our Chief Executive Officer and each of the other four most highly compensated executive officers whose salary and bonus exceeded $100,000 during the fiscal year ended June 30, 2005. These officers are referred to as the named executive officers.

Summary Compensation Table

	Annual Compensation									Long-Term Compensation Awards
Name and Principal Position	Year	Salary		Bonus			Other Annual Compensation			Restricted Stock Awards		Securities Underlying Options	All Other Compensation (5)
John E. Bourgoin Chief Executive Officer and President	2005 2004 2003	$ $ $	385,000 337,500 337,500	$ $	244,244 349,718 —			— — —		$250,450 — —	(3)	150,000 550,000 200,000	$ $ $	2,500 2,500 2,500

Jack Browne Vice President, Worldwide Sales	2005 2004 2003	$ $ $	245,000 211,500 208,875	$ $	124,338 182,630 —			— — —		$90,380 — —	(4)	80,000 200,000 110,000		— — —

Sandy Creighton Vice President, General Counsel and Secretary	2005 2004 2003	$ $ $	245,000 212,850 212,850	$ $	124,338 183,796 —			— — —		$90,380 — —	(4)	80,000 230,000 75,000	$ $ $	2,500 2,500 2,500

Kevin C. Eichler Vice President, Chief Financial Officer and Treasurer	2005 2004 2003	$ $ $	245,000 212,850 212,850	$ $	124,338 183,796 —		$ $	32,824 29,047 —	(2) (2)	$90,380 — —	(4)	80,000 230,000 75,000	$ $ $	2,500 2,500 2,500

G. Michael Uhler Vice President, Chief Technology Officer	2005 2004 2003	$ $ $	245,000 219,500 219,500	$ $ $	132,438 190,038 1,500	(1) (1) (1)		— —		$90,380 — —	(4)	100,000 200,000 70,000	$ $ $	2,500 2,500 2,500

(1)	Includes patent bonus awarded under the MIPS Patent Award program of $8,100 in fiscal 2005, $500 in fiscal 2004 and $1,500 in fiscal 2003.

(2)	Represents tax equalization payment made during the period Mr. Eichler was an employee of MIPS International AG in Switzerland.

(3)	Represents the value of 50,000 shares of restricted stock granted on September 17, 2004 valued at the closing price of $5.01 per share on the date of grant. The restricted stock vests annually over four years.

(4)	Represents the value of 20,000 shares of restricted stock granted on August 5, 2004 valued at the closing price of $4.52 per share on the date of grant. The restricted stock vests annually over four years.

(5)	Represents matching contributions under MIPS’ 401(k) plan.

Option Grants in Fiscal 2005

The following table provides details regarding all stock options granted to the named executive officers in fiscal 2005. All options were granted under our Long-Term Incentive Plan and generally have exercise prices equal to the fair market value on the date of grant. In general, the options vest in fifty equal monthly installments, unless otherwise noted.

Potential realizable value assumes that the stock price increases from the date of grant until the end of the option term (10 years) at the annual rate specified (5% and 10%). The 5% and 10% assumed annual rates of appreciation are mandated by SEC rules and do not represent our estimate or projection of the future common stock price. We believe that this method may not accurately illustrate the potential value of a stock option.

Option Grants in Fiscal 2005

Individual Grant

	Number of Securities Underlying Options Granted	% of Total Options Granted to Employees in Fiscal Year	Exercise Price ($/share)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
					5%	10%
John E. Bourgoin	150,000	7.6%	$5.01	09/17/14	$472,614	$1,197,697
Jack Browne	80,000	4.0%	$4.52	08/05/14	$227,408	$576,297
Sandy Creighton	80,000	4.0%	$4.52	08/05/14	$227,408	$576,297
Kevin C. Eichler	80,000	4.0%	$4.52	08/05/14	$227,408	$576,297
G. Michael Uhler	100,000	5.1%	$4.52	08/05/14	$284,260	$720,372

Aggregate Option Exercises in Fiscal 2005 and Fiscal Year-End Stock Option Values

The following table sets forth the number and value of options exercised as well as unexercised, in-the-money options held by our named executive officers at June 30, 2005.

Stock Option Exercises and Fiscal 2005 Year-End Values

	Shares Acquired on Exercise	Value Realized	Number of Unexercised Options at June 30, 2005		Value of Unexercised In-the-Money Options at June 30, 2005
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
John E. Bourgoin	50,000	$420,800	1,438,360	495,000	$1,347,134	$1,715,466
Jack Browne	56,000	$223,683	156,400	217,600	$458,236	$748,064
Sandy Creighton	—	—	607,500	215,300	$652,304	$758,356
Kevin C. Eichler	121,700	$1,022,715	393,773	215,300	$168,866	$758,356
G. Michael Uhler	40,000	$270,936	265,216	232,260	$332,856	$807,174

Change in Control Agreements

We have entered into change in control agreements with our executive officers providing for certain benefits following a change in control of MIPS and certain terminations of employment during the 24-month period following such a change in control. A “change in control” is generally defined in the agreements to encompass significant transactions resulting in a change of the corporate control of MIPS, including, among other things, an acquisition of more than 30% of the class of our common stock entitled to elect a majority of our directors, a business combination pursuant to which more than 75% of the class of our common stock entitled to elect a majority of our directors is transferred to different holders and the unapproved replacement of a majority of our directors.

In the event of a change in control, each executive officer’s options and shares of restricted stock will become fully vested and the officer may elect, within six months following the change in control, to have his or her options “cashed out” at a price determined in their respective agreements. If an officer’s employment is terminated other than for “cause” or if an officer resigns for “good reason” (as such terms are defined in the agreements), in either case within 24 months after a change in control, the officer will be entitled to receive a lump sum cash payment equal to 24 months’ salary.

Certain Relationships and Related Transactions

Ernest Evans, the son in-law of a member of our board of directors, Mr. Coleman, is one of our employees. Mr. Evans holds the position of Facilities and Purchasing Manager and is compensated at a salary similar to comparable positions within the company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under Section 16(a) of the Securities Exchange Act, our directors, executive officers, and any persons holding more than 10% of our common stock are required to report to the Securities and Exchange Commission and the Nasdaq National Market their initial ownership of our stock and any subsequent changes in that ownership. Based on a review of Forms 3, 4 and 5 filed pursuant to the Exchange Act furnished to us, we believe that during fiscal 2005, our officers, directors and holders of more than 10% of our common stock filed all Section 16(a) reports on a timely basis.

REPORT OF THE AUDIT AND CORPORATE GOVERNANCE COMMITTEE

The management of MIPS is responsible for establishing and maintaining internal controls and for preparing the consolidated financial statements of MIPS. The independent auditors are responsible for auditing the consolidated financial statements. It is the responsibility of the Audit and Corporate Governance Committee to oversee these activities.

The Audit and Corporate Governance Committee has reviewed and discussed with MIPS’ management the audited consolidated financial statements for the fiscal year ended June 30, 2005.

The Audit and Corporate Governance Committee has discussed with Ernst & Young LLP, MIPS’ independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61, 89 and 90 relating to communications with Audit Committees.

The Audit and Corporate Governance Committee has received and reviewed the written disclosures and the letter from Ernst & Young LLP required by Independence Standard No. 1, “Independence Discussions with Audit Committees”, and the Audit and Corporate Governance Committee has discussed with Ernst & Young LLP their independence.

Based on the reviews and discussions referred to above, the Audit and Corporate Governance Committee recommended to the Board of Directors that the audited consolidated financial statements be included in MIPS’ annual report on Form 10-K for the fiscal year ended June 30, 2005.

The Audit and Corporate Governance Committee

William M. Kelly, Chairman

Fred M. Gibbons

Anthony B. Holbrook

STOCKHOLDER PROPOSALS FOR 2006 ANNUAL MEETING

If you want us to consider including a proposal in next year’s Proxy Statement, you must deliver it in writing to MIPS at 1225 Charleston Road, Mountain View, California 94043, Attention: Secretary, no later than June 5, 2006.

Our by-laws provide that stockholders wishing to nominate a director or present a proposal at next year’s annual meeting, but not wishing to have such nomination or proposal included in our Proxy Statement, must submit specified information in writing to MIPS at the above address no later than September 13, 2006 but no sooner than August 19, 2006, which dates are subject to change if our next annual meeting occurs more than a specified minimum number of days before or after the first anniversary date of our 2005 Annual Meeting.

OTHER MATTERS

We know of no other matters to be submitted at the annual meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the board of directors may recommend.

By Order of the Board of Directors

Sandy Creighton Vice President, General Counsel and Secretary

[1782—MIPS TECHNOLOGIES, INC.] [FILE NAME: ZMIP72.ELX] [VERSION - (1)] [09/01/05] [orig. 09/01/05]

DETACH HERE ZMIP72

PROXY

MIPS TECHNOLOGIES, INC.

COMMON STOCK

PROXY FOR 2005 ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF MIPS TECHNOLOGIES, INC.

The undersigned stockholder of MIPS Technologies, Inc., a Delaware corporation (“MIPS Technologies”), hereby appoints KEVIN C. EICHLER and SANDY CREIGHTON, as proxies for the undersigned, with full power of substitution, to attend the 2005 Annual Meeting of Stockholders of MIPS Technologies to be held on Thursday, November 17, 2005 at 2:00 p.m. at the Company’s corporate offices at 1225 Charleston Road, Mountain View, CA 94043, and at any adjournment(s) or postponement(s) thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting, with the same effect as if the undersigned were present. The undersigned hereby revokes any proxy previously given with respect to such shares.

Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the proxies will have authority to vote FOR the election of directors and FOR the proposal.

The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and the accompanying Proxy Statement.

SEE REVERSE SIDE CONTINUED AND TO BE SIGNED ON REVERSE SIDE SEE REVERSE SIDE

MIPS TECHNOLOGIES, INC. C/O COMPUTERSHARE P.O. BOX 8694 EDISON, NJ 08818-8694

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[1782 - MIPS TECHNOLOGIES, INC.] [FILE NAME: ZMIP71.ELX] [VERSION - (5)] [09/08/05] [orig. 09/01/05]

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL ZMIP71

Please mark votes as in this example. 1782

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF THIS PROXY IS EXECUTED BUT NO SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE NOMINEES FOR DIRECTOR AND FOR THE FOLLOWING PROPOSAL AND OTHERWISE IN THE DISCRETION OF THE PROXIES AT THE MEETING OR ANY ADJOURNMENT(S) OR POSTPONEMENT(S) THEREOF.

The Board of Directors recommends a vote FOR the nominees listed.

1. Election of Directors: To elect three Directors as set forth in the Proxy Statement. Nominees: (01) Anthony B. Holbrook, (02) John E. Bourgoin and (03) Robert R. Herb

FOR ALL NOMINEES WITHHELD FROM ALL NOMINEES

The Board of Directors recommends a vote FOR the following proposal.

2. Ratification of appointment by MIPS Technologies of Ernst & Young LLP to serve as the Company’s independent auditors for the 2006 fiscal year.

FOR AGAINST ABSTAIN For all nominees except as noted above MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT MARK HERE IF YOU PLAN TO ATTEND THE MEETING

PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.

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